Exhibit 10.1
THIRD AMENDMENT DATED JULY 31, 2007
TO
OPTIONAL ADVANCE DEMAND GRID NOTE
     This Third Amendment dated as of July 31, 2007 amends the Optional Advance Demand Grid Note dated August 3, 2004, made by MKS Instruments, Inc. and MKS Japan, Inc. in favor of HSBC Bank USA, National Association, as amended by the First Amendment, dated July 29, 2005 and the Second Amendment, dated July 31, 2006 (the “Note”). Terms defined in the Note shall have the same meanings in this Amendment.
1.	The date of “July 31, 2007”, wherever it appears in the Note, is hereby deleted and replaced with: “July 31, 2008”. After July 31, 2008, the termination date of “July 31, 2008” (and any subsequent termination date), wherever it appears in the note, shall be deleted and replaced by such later date as may be agreed to in writing by the Bank and the Borrower as the new termination date of the Note.

2.	The definition of Adjusted LIBOR Rate is changed to: the LIBOR Rate plus .75%

3.	Eliminate requirement “(iii) management prepared financial forecasts for each fiscal year” as noted on page 4 of the Optional Advance Demand Grid Note.

4.	Except as amended hereby, the Note remains unchanged and in full force and effect.

MKS INSTRUMENTS, INC.		HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Joseph M. Tocci	By:	/s/ Elise M. Russo

Name:	Joseph M. Tocci	Name:	Elise M. Russo
Title:	Treasurer	Title	FVP

MKS JAPAN, INC.

By:	/s/ Ronald Weigner

Name:	Ronald Weigner
Title:	Director